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                                                    Exhibit 4-B
                       CERTIFICATE OF TRUST

                                OF

                            SCE&G TRUST I


          This Certificate of Trust of SCE&G Trust I (the "Trust"), dated October 8, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.)

          1. Name. The name of the business trust being formed hereby is SCE&G Trust I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), whose business address is White Clay Center, Route 273, Newark, Delaware 19711.
          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                    THE BANK OF NEW YORK (Delaware), as
                    Delaware Trustee



                     By:_________________________________________
                        Name:
                        Title:




                     M. R. Cannon, as Administrative Trustee





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